EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 33-71822) and Form F-3 (No. 333-112136 , 33-98599 and
333-121611) of our report dated February 17, 2005, with respect to the consolidated financial statements of LanOptics Ltd., included in this Annual Report on Form 20-F for the year ended December 31, 2004.



                                                        Yours Truly,


MARCH 31, 2005                                   KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel                               A Member of Ernst & Young Global